UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 28, 2009

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 28, 2009, our compensation committee made its annual compensation determinations for our named executive officers. The committee determined the bonuses for fiscal 2009 performance, the salaries and target bonuses for fiscal 2010, and made the annual equity grants to executive officers. The compensation decisions made with respect to our executive officers who are serving as our principal executive officer, principal financial officer, or who were named executive officers in our most recent proxy statement were as follows:

Executive Officer	Fiscal 2009 Bonus	Fiscal 2010 Salary	Target Fiscal 2010 Bonus	Underlying Stock Options (4 year vesting)	Underlying Stock Options (Performance vesting)

Michael R. Minogue, Chairman, CEO and President	$371,700	$371,700	$371,700	148,000	130,500

Robert L. Bowen, Chief Financial Officer	$30,000	$290,000	$150,000	60,000	30,000

Andrew J. Greenfield, Vice President Healthcare Solutions	$70,000	$215,000	$100,000	50,000	30,000

David Weber, Chief Operating Officer	$100,000	$275,000	$100,000	87,000	34,500

William Bolt, Senior VP, Regulatory and Engineering	$110,000	$240,000	$100,000	50,000	18,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Chief Financial Officer

Date: June 3, 2009